SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike, Suite 310 Rockville, MD	20852
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 287-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 10, 2011, the Company entered into Amendment No. 3 (the “Amendment”) to the Services Agreement, dated September 30, 2008, as amended December 30, 2009 and October 29, 2010 (the “Agreement”) with R.R. Donnelley & Sons Company (“RR Donnelley”).

The Amendment extends the term of the Agreement through December 31, 2013 (the “Initial Term.”) It also provides that the Agreement will automatically renew for an additional one year term on January 1, 2014 unless either party notifies the other of its decision not to renew at least ninety (90) days prior to the end of the Initial Term.

The Amendment enhances the flat and variable fee structure of the original Agreement with annual minimum fees and volume requirements per Tier Group as defined in the U.S. Securities Commission’s XBRL mandate. The Amendment also provides for volume-based discounts and overage charges under certain circumstances and terms and fees for additional services the Company may provide to RR Donnelley and/or its customers upon request, including consulting and other taxonomy services.

Other terms related to ownership and proprietary rights, audit rights, confidential information, indemnification and mutual release provisions were also added or restated as per the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/s/ David Price
David Price
Chief Financial Officer

Dated: May 12, 2011